Exhibit 32

CERTIFICATION OF OFFICERS
OF RED LAKE EXPLORATION, INC.
PURSUANT TO 18 USC § 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Red Metal Resources Ltd. (formerly Red Lake Exploration, Inc.) (the “Company”) does hereby certify, to such officer’s knowledge, that:

(a)
This Amendment No. 1 to Annual Report on Form 10-KSB/A for the year ended January 31, 2008 of the Company fully complies with the requirements of section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Amendment No. 1 to Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 20, 2009

/s/ Caitlin Jeffs
Caitlin Jeffs President

/s/ John Da Costa
John Da Costa Chief Financial Officer